                                                                     EXHIBIT 4.2



THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) BY THE INITIAL INVESTOR (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) BY SUBSEQUENT INVESTORS AS SET FORTH IN (A) ABOVE OR TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE (A) AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

       THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

       UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                      8.80% Senior Note Due March 15, 2005

No. 1.                                                              $300,000,000
CUSIP NO. _______________

       UST INC., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $300,000,000 Dollars on March 15, 2005, and to pay interest thereon from March 6, 2000, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 15 and September 15 in each year, commencing September 15, 2000, at the rate of 8.80% per annum, until the principal hereof is paid or made available for payment; provided, however, that if (i) the Company has not filed a registration statement (the "Exchange Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), registering a security substantially identical to this Security (except that such Security will not contain terms with respect to the Special Interest payments described below or transfer restrictions) pursuant to an exchange offer (the "Exchange Offer") within 90 days after the securities are initially issued (or, in lieu thereof if such obligation arises pursuant to the Indenture, a registration statement registering this Security for resale (a "Resale Registration Statement") within 30 days after the time such obligation arises)), or (ii) the Exchange Registration Statement relating to the Exchange Offer has not become or been declared effective within 180 days of filing (or, if applicable, the Resale Registration Statement has not become or been declared effective within 120 days after filing), or (iii) the Exchange Offer has not been completed within 45 days after the date on which the Exchange Registration Statement has become or been declared effective initially (if the Exchange Offer is then required to be made pursuant to the Exchange and Registration Rights Agreement (the "Exchange and Registration Rights Agreement"), dated as of March 6, 2000, by and between the Company, the Purchasers (as defined therein) and the Holders from time to time of the Securities) or (iv) either the Exchange Registration Statement or, if applicable, the Resale Registration Statement is filed and declared effective (except as specifically permitted therein) but shall thereafter cease to be effective without being succeeded promptly by an additional registration statement filed and declared effective, in each case (i) through (iv) upon the terms and conditions set forth in the Exchange and Registration Rights Agreement (each such event referred to in clauses (i) through (iv), a "Registration Default"), then special interest ("Special Interest") will accrue (in addition to the stated interest on the Securities) at a per annum rate of 0.25% for the first 90 days, determined daily, on the principal amount of the Securities, from the period from the occurrence of the Registration Default until such time as no Registration Default is in effect and, provided, further, that if either the Exchange Offer has not been consummated or, if applicable, the Resale Registration Statement has not become or been declared effective, in each case within this first 90 days, then the per annum rate of such Special Interest shall increase by an additional 0.25% per annum for each subsequent 90-day period (provided that the rate of Special Interest shall not exceed 1.0% per annum in the aggregate) and Special Interest will be payable at such increased rate until such time as the Company consummates the Exchange Offer or, if applicable, the Resale Registration Statement becomes or has been declared effective (after which such interest rate will be restored to its initial rate). Interest accruing as a result of Registration Default (which shall be computed on the basis of a 365-day year) is referred to herein as "Special Interest." Accrued Special Interest, if any, shall be paid semi-annually on March 1 and September 1, in each year; and the amount of accrued Special Interest shall be determined on the basis of the number of days actually elapsed. Any accrued and unpaid interest (including Special Interest) on this Security upon the issuance of an Exchange Security (as defined in the Indenture) in exchange for this Security shall cease to be payable to the Holder hereof but such accrued and unpaid interest (including Special Interest) shall be payable on the next Interest Payment Date for such Exchange Security to the Holder thereof on the related Regular Record Date.

       The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or September 1 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

       Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in Boston, Massachusetts, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

       Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

       Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

       IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                                  UST Inc.

                                                  By: /s/ Kenneth R. Hopson
                                                      -----------------------
                                                      Treasurer

Attest:

/s/ Debra A. Baker
----------------------
Senior Vice President
and Secretary




       This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                         State Street Bank and Trust Company

                                         By:
                                             ----------------------------------
                                                 Authorized Signature

                              [Reverse of Security]

       This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of May 27, 1999 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and State Street Bank and Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $300,000,000.

       Within 30 days of the occurrence of a Change of Control Triggering Event, the Company will be required to make an Offer to Purchase all Outstanding Securities at a purchase price equal to 101% of their principal amount plus accrued interest to the date of purchase. A "Change of Control Triggering Event" will be deemed to have occurred if both a Change of Control and a Rating Decline occur. A "Change of Control" will be deemed to have occurred at such time as either (a) any Person or any Persons acting together that would constitute a "group" (a "Group") for purposes of Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor provision thereto, together with any Affiliate or Related Persons thereof, shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) more than 50% of the aggregate voting power of all Voting Stock of the Company; or (b) any Person or Group, together with any Affiliates or Related Persons thereof, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election, who was a nominee of or is an Affiliate or Related Person of such Person or Group, will constitute a majority of the Board of Directors of the Company. A "Rating Decline" will be deemed to have occurred if at any time within 90 days (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for a possible downgrade by any Rating Agency) after the date of public notice of a Change of Control, or the intention of the Company or any Person to effect a Change of Control, the rating of the Securities, the Company's 7.25% Senior Notes due June 1, 2009 or the Company's Floating Rate Senior Notes due June 1, 2009, is decreased by any Rating Agency by three or more Gradations. In the event that none of the Securities, the Company's 7.25% Senior Notes due June 1, 2009 or the Company's Floating Rate Senior Notes due June 1, 2009 are rated by any of the Rating Agencies, and a Change of Control shall have occurred, the Company shall obtain from one of the Rating Agencies pro forma ratings on the Securities both prior to and within 90 days after the date of public notice of the Change of Control, or the intention of the Company or any Person to effect a Change of Control. A Rating Decline will be deemed to have occurred in such circumstances if such latter pro forma rating reflects a decrease from such former pro forma rating by such Rating Agency of three or more Gradations.

       In the event that the Company makes an Offer to Purchase the Securities, the Company intends to comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

       "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock of such Person.

       "Gradation" means a gradation within a Rating Category or a change to another Rating Category, which shall include (i) "+" and "- ", in the case of Standard & Poor's Corporation ("S&P") current Rating Categories (e.g., a decline from BB+ to BB would constitute a decrease of one gradation); (ii) "1", "2" and "3", in the case of Moody's Investors Service, Inc. ("Moody") current Rating Categories (e.g., a decline of B1 to B2 would constitute a decrease of one gradation); or (iii) the equivalent in respect of successor Rating Categories of S&P and Moody's.

       "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the Security Register on the date of the Offer offering to purchase such Holder's Securities at the purchase price specified in such Offer. Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days nor more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Securities within five Business Days after the Expiration Date. The Company shall notify the Trustee, at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee, in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Restricted Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase. The Offer shall also state:

            (1)    the Expiration Date and the Purchase Date;

            (2) the aggregate principal amount of the Outstanding Securities offered;

            (3) the purchase price to be paid by the Company for each US$1,000 aggregate principal amount of Securities accepted for payment (the "Purchase Price");

            (4) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of US$1,000 principal amount;

            (5) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

            (6) that interest on any Security not tendered pursuant to the Offer to Purchase will continue to accrue;

            (7) that on the Purchase Date the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

            (8) that each Holder electing to tender a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so require, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee, duly executed by the Holder thereof or his attorney duly authorized in writing); and

            (9) that Holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or their Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender.

       Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

       "Rating Agencies" means (i) S&P or Moody's, or (ii) if S&P and Moody's, are not making ratings of the Securities publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for S&P or Moody's or both, as the case may be.

       "Rating Categories" means (i) with respect to S&P, any of the following categories (any of which may include a "+" or "--"): AAA, AA, A, BBB, BB, B, CCC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories (any of which may include a "1," "2" or "3"):
Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (v) the equivalent of any such categories of S&P or Moody's used by another Rating Agency, if applicable.

       "Related Person" of any Person means, without limitation, any other Person owning (a) 5% or more of the outstanding Capital Stock of such Person or
(b) 5% or more of the Voting Stock of such Person.

       "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

       The Securities do not have the benefit of any sinking fund obligations.

       The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

       The failure of the Company to make the Offer to Purchase and the failure of the Company to pay the purchase price and accrued interest described above on the date specified therefor shall constitute an Event of Default.

       If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

       The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

       As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

       No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

       As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

       The Securities of this series are issuable only in registered form without coupons in denominations of $1000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

       No service charge shall be made to a Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

       Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

       All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.